UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2014

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4666 Faries Parkway Decatur, Illinois	62526
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (217) 424-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2014, Archer Daniels Midland Company (“ADM”) announced that Juan R. Luciano, age 52, has been appointed President and Chief Operating Officer of ADM effective immediately. Mr. Luciano had been serving as Executive Vice President and Chief Operating Officer of ADM since April 2011. From 1985 until he joined ADM, Mr. Luciano worked at The Dow Chemical Company (“Dow”). He served as the Senior Vice President of Hydrocarbons & Energy, Basic Plastics and Joint Ventures for Dow from December 2008 to August 2010. From August 2010 until his departure in April 2011, Mr. Luciano was Dow’s Executive Vice President and President of the Performance Division.

None of ADM’s directors or executive officers has a family relationship with Mr. Luciano, and Mr. Luciano has not entered into any transactions with ADM that would require disclosure as a related-person transaction pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission. Mr. Luciano’s compensatory arrangements, which were last reported in ADM’s proxy statement for its Annual Meeting of Stockholders held on May 2, 2013, have not changed as a result of the change in his title.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: February 25, 2014	By	/s/ D. Cameron Findlay
D. Cameron Findlay Senior Vice President, General Counsel, and Secretary